Exhibit 10.1

AMENDMENT TO SEVERANCE PAY AGREEMENT

THIS AMENDMENT TO SEVERANCE PAY AGREEMENT is made and entered into this 18th day of May, 2009 by and between CyberOptics Corporation, a Minnesota corporation (the “Company”), and Jeffrey A. Bertelsen (“Executive”).

WHEREAS, the Company and the Executive are parties to that certain Severance Pay Agreement dated as of May 19, 2008 (the “Agreement”) which provides, among other things, for a payment equal to six months total compensation in the event Executive’s employment is terminated without cause by the Company, or by the Executive for Good Reason, after a Change of Control (as defined therein);

WHEREAS, the Company does not believe such payment would provide adequate incentive to remain engaged in the event of a pending Change of Control.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.  Amendment. Section 4(ii) of the Agreement is hereby amended to delete, starting in the third line thereof, the reference to “six (6) times the monthly total compensation of the Executive” and to replace the same with “twelve (12) times the monthly total compensation to the Executive.”

2.  Continuation. Except for the amendment set forth in paragraph 1 above, the Agreement shall remain in full force and effect without alteration.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

CYBEROPTICS CORPORATION		EXECUTIVE:

By	/s/ KATHLEEN P. IVERSON	/s/ JEFFERY A. BERTELSEN
	Kathleen P. Iverson, CEO and President	Jeffery A. Bertelsen